July 25, 2012	OTCBB:NWBO

Dear ____,

Thought you would be interested in the achievement of NW Bio's latest milestone in our European program for our DCVax-L Phase III clinical trial of GBM, the most lethal form of brain cancer.

As outlined in the attached release, our partner Fraunhofer IZI has just received all the regulatory approvals to go into vaccine production in Germany. As also explained in the release, this was a long and detailed process with the German regulators.

Almost 1-1/2 years in the making, this milestone is yet another step in the implementation of the European component of our 2 continent approach to bringing DCVax to market.

Thanks for your continuing interest.

Sincerely,

Leslie J. Goldman

Senior Vice President for Business Development